Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MATTHEW SCIABACUCCHI	:
and HIALEAH EMPLOYEES’	:
RETIREMENT SYSTEM,	:
:
Plaintiffs,	:
:
v.	:
:
LIBERTY BROADBAND CORPORATION,	:	C.A. No. 11418-VCG
JOHN MALONE, GREGORY MAFFEI,	:
MICHAEL HUSEBY, BALAN NAIR,	:
ERIC ZINTERHOFER, CRAIG JACOBSON,	:
THOMAS RUTLEDGE, DAVID MERRITT,	:
LANCE CONN, and JOHN MARKLEY,	:
:
Defendants,	:
:
and	:
:
CHARTER COMMUNICATIONS, INC.,	:
:
Nominal Defendant.	:

NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Court of Chancery of the State of Delaware authorized this Notice. This is not a solicitation from a lawyer.

TO: ALL PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF CHARTER COMMUNICATIONS, INC. (“CHARTER”) COMMON STOCK AS OF THE CLOSE OF TRADING ON APRIL 18, 2023 (“CURRENT CHARTER STOCKHOLDERS”).

The purpose of this Notice is to inform you of: (i) the pendency of the above-captioned stockholder derivative action (the “Action”), which was brought by plaintiffs Matthew Sciabacucchi (“Sciabacucchi”) and Hialeah Employees’

Retirement System (“Hialeah,” and, together with Sciabacucchi, “Plaintiffs”), on behalf of and for the benefit of Charter, in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to Court approval, as provided in the Stipulation and Agreement of Settlement, Compromise, and Release dated as of March 3, 2023 (the “Stipulation”); (iii) the hearing that the Court will hold on June 22, 2023 at 11:00 a.m. to determine whether to approve the proposed Settlement and to consider the application by Plaintiffs’ Counsel1 for an award of attorneys’ fees and litigation expenses (including a request for an incentive payment to Plaintiffs); and (iv) Current Charter Stockholders’ rights with respect to the proposed Settlement and Plaintiffs’ Counsel’s application for attorneys’ fees and expenses.2

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT OF THIS ACTION.

The Stipulation was entered into as of March 3, 2023, between and among (i) Plaintiffs; (ii) defendants John Malone, Gregory Maffei, Michael Huseby, Balan Nair, Eric Zinterhofer, Craig Jacobson, Thomas Rutledge, David Merritt, Lance Conn, and John Markley (collectively, the “Director Defendants” or the “Individual Defendants”) and defendant Liberty Broadband Corporation (“Broadband” and, together with the Director Defendants, the “Defendants”); and (iii) Charter (or the “Nominal Defendant” and, together with Plaintiffs and Defendants, the “Parties” and each a “Party”), subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.

As described in paragraph 32 below, the Settlement provides for a cash payment of $87.5 million, which, after deducting any fee and expense award to Plaintiffs’ Counsel and any applicable taxes, will be paid to Charter.

1 Plaintiffs’ Counsel consist of the law firms of Bernstein Litowitz Berger & Grossmann LLP, Block & Leviton LLP, and Heyman Enerio Gattuso & Hirzel LLP.

2 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation or the Scheduling Order, which are available in the “Investors” section of Charter’s website, https://ir.charter.com/.

Because the Action was brought as a derivative action, which means that it was brought on behalf of and for the benefit of Charter, the benefits from the Settlement will go to Charter. Individual Charter stockholders will not receive any direct payment from the Settlement.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Charter stockholders’ legal rights.

2.In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiffs have filed suit against Defendants on behalf of and for the benefit of Charter.

3.The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses (the “Settlement Fairness Hearing”). See paragraphs 40-48 below for details about the Settlement Fairness Hearing, including the location, date, and time of the hearing.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

A MORE COMPLETE STATEMENT OF THE FACTS OF THIS MATTER IS SET FORTH IN THE PARTIES’ PLEADINGS AND BRIEFING. PLEASE SEE PARAGRAPH 49 BELOW FOR MORE INFORMATION ABOUT HOW AND WHERE TO LOCATE THOSE DOCUMENTS.

4.The Action is a derivative action brought by Plaintiffs on behalf of Charter. The Action challenges certain transactions announced on May 26, 2015;

5.On May 26, 2015, Charter announced that it had agreed to (i) acquire Time Warner Cable Inc. (“TWC”) in a cash-and-stock merger (the “TWC Acquisition”) and (ii) acquire Bright House Networks, LLC (“Bright House”) from Advance/Newhouse Partnership (“Newhouse”) for cash and common and preferred units exchangeable into Charter stock (the “Bright House Acquisition”);

6.In connection with the TWC Acquisition, Charter and Broadband entered into an Investment Agreement, dated May 23, 2015, pursuant to which Broadband agreed to purchase $4.3 billion of newly issued shares from Charter based on an equivalent of $176.95 per share, conditioned on the closing of the TWC Acquisition (the “TWC Broadband Issuance”). Broadband, Liberty Interactive Corporation, Charter, CCH I, LLC, and Nina Corporation I, Inc., also entered into a Contribution Agreement, dated as of May 23, 2015, pursuant to which, in connection with the TWC Acquisition, Broadband and Liberty Interactive would receive 1.106 shares of Charter common stock for each of their TWC shares in place of the stock and cash merger consideration they otherwise would have been entitled to for their TWC shares (the “Contribution Agreement”);

7.In connection with the Bright House Acquisition, Charter, Broadband, and Newhouse entered into a new stockholders agreement that provided for (i) Broadband’s purchase of $700 million of newly issued shares from Charter based on an equivalent of $173 per share, contingent upon the closing of the Bright House Acquisition (the “Bright House Broadband Issuance” and, together with the TWC Broadband Issuance, the “Broadband Issuances”); (ii) a five-year voting proxy granted by Newhouse to Broadband for approximately 6% (and up to 7%) of the vote of the pro forma company (the “Voting Proxy”), subject to certain restrictions preventing Broadband from voting the proxy shares on certain specified matters; (iii) preemptive and top-up rights for Broadband and Newhouse to allow them to maintain their respective pro rata equity stakes in Charter under certain circumstances, including the right, in connection with future acquisitions, to pay the effective price used to value any stock issued by Charter as consideration;

(iv) a cap on Newhouse’s voting power providing that Newhouse’s voting power was limited to 23.5%, increased one-for-one to a maximum of 35% for each permanent reduction in Broadband’s equity interest in Charter; (v) a new cap on Broadband’s voting power providing that Broadband’s voting power was limited to the greater of (a) 25.01% (or 0.01% above the greatest voting interest of any other stockholder or group of stockholders), and (b) 23.5%, increased one-for-one to a maximum of 35% for each permanent reduction in Newhouse’s equity interest in Charter below 15%; (vi) a change in the cap on Broadband’s equity interest in Charter from 35% until January 8, 2016 and 39.99% thereafter to the greater of 26% and the cap on Broadband’s voting power; (vii) an increase in the number of directors on Charter’s Board of Directors (the “Board”) from 11 to 13 and a reduction in the number of directors that Broadband could designate to Charter’s Board; (viii) a new restriction in which affiliate transactions with Broadband or Newhouse require the approval of a majority of Charter’s unaffiliated directors and a majority of the directors designated by Newhouse (in the case of transactions with Broadband) or designated by Broadband (in the case of transactions with Newhouse); and (ix) new restrictions on Broadband’s ability to transfer its Charter stock;

8.In this Action, Plaintiffs challenged the fairness of the Broadband Issuances, the Contribution Agreement, and the governance consideration provided to Broadband, including the preemptive rights and the Voting Proxy (together, the “Challenged Broadband Transactions”). Plaintiffs asserted claims for breach of fiduciary duty against the Director Defendants and a claim against Broadband for aiding-and-abetting those alleged breaches;

9.On August 21, 2015, Plaintiff Sciabacucchi filed his initial complaint;

10.On August 24, 2015, Sciabacucchi served his First Requests for Production of Documents on all Defendants;

11.On April 22, 2016, Sciabacucchi filed an amended complaint;

12.After briefing and oral argument, in separate orders dated May 31, 2017 and July 26, 2018, the Court granted in part and denied in part Defendants’ motions to dismiss the first amended complaint. The Court granted the motions to dismiss as to Sciabacucchi’s direct claims against the Director Defendants and all of his claims against Broadband but denied the motions to dismiss as to Sciabacucchi’s derivative claims against the Director Defendants. The Court also granted Defendants’ motions to dismiss as to claims predicated on the theory that John Malone and Broadband were controlling stockholders of Charter;

13.On July 30, 2018, Sciabacucchi served his Second Requests for Production on all Defendants;

14.Over the course of the next year, Sciabacucchi served third-party subpoenas, including on Broadband (at the time, a non-party), Newhouse, Allen & Company LLC, Barnes & Noble, Inc., Centerview Partners LLC, Citigroup Global Markets Inc., Comcast Corporation, Discovery, Inc., Expedia Group, Inc., Goldman Sachs & Co. LLC, JPMorgan Chase and Co., Leo Cable LLC, Liberty Global, Inc., Liberty Media Corporation, LionTree Advisors LLC, Morgan Stanley & Co LLC, New Form Digital, LLC, Searchlight Capital Partners, LLC, Starz Acquisition LLC, and UBS Securities LLC (“UBS”);

15.On August 26, 2019, Sciabacucchi served his First Set of Interrogatories and Third Set of Requests for Production of Documents on the Director Defendants and Charter;
16.On November 13, 2019, the Court granted a stipulated proposed order joining Hialeah as a named plaintiff;

17.On July 13, 2020, Plaintiffs moved for an order entering an amended case schedule. Defendants, on July 20, opposed Plaintiffs’ motion and cross-moved for an alternative scheduling order. The Court entered Defendants’ proposed schedule;

18.Over the course of the next several months, Plaintiffs conducted twenty-one fact depositions, including certain depositions of entities pursuant to Rule 30(b)(6), and Defendants conducted depositions of Sciabacucchi and Hialeah;

19.On December 5, 2020, Plaintiffs served their Second Set of Interrogatories to Charter;

20.During the discovery phase, Plaintiffs received more than 145,000 documents, totaling more than 700,000 pages;

21.On January 22, 2021 and March 5, 2021, respectively, the Parties exchanged opening and rebuttal expert reports. Plaintiffs retained Benjamin A.

Sacks. Defendants retained Professor Daniel Fischel and Professor Guhan Subramanian. Each expert issued opening and rebuttal reports and each was deposed;

22.On January 20, 2021, Plaintiffs moved for leave to file a second amended complaint seeking to revive their claims that Broadband and John Malone were controlling stockholders of Charter and to add a claim against Broadband for aiding-and-abetting breaches of fiduciary duty by the Director Defendants. After briefing, the Court granted the motion in part and denied the motion in part, granting Plaintiffs leave to file an amended complaint that asserted a derivative claim against Broadband for aiding-and-abetting breaches of fiduciary duty by the Director Defendants but denying Plaintiffs leave to assert a breach of fiduciary duty claim against Broadband. The Court also denied Plaintiffs’ request for leave to allege claims predicated on the theory that John Malone and Broadband were controlling stockholders of Charter. Plaintiffs filed the second amended complaint on September 2, 2021 (the “Second Amended Complaint”);

23.On October 29, 2021, the Director Defendants and Broadband each moved for summary judgment. After briefing and oral argument, the Court issued a Memorandum Opinion on May 2, 2022, denying the motions for summary judgment;

24.On October 7, 2022, Plaintiffs moved in limine for an order precluding portions of Professor Subramanian’s and Professor Fischel’s proposed expert testimony;

25.On October 21, 2022, the Parties filed a stipulated proposed joint pre-trial order;

26.On November 18, 2022, the Parties each filed their respective pre-trial briefs;

27.A five-day trial was scheduled to begin on February 6, 2023;

28.Throughout the nearly eight-year litigation, Plaintiffs’ Counsel and Defendants’ Counsel participated in three separate full-day mediation sessions before retired United States District Court Judge Layn R. Phillips and his colleague David Murphy (the “Mediators”). Plaintiffs and Defendants provided the Mediators with detailed mediation statements and exhibits that addressed the issues of liability and damages in the Action. Each session ended without an agreement being reached. Nevertheless, the Parties continued to engage in arm’s-length negotiations under the supervision and guidance of the Mediators;

29.On January 27, 2023, after extensive, arm’s-length negotiations, Plaintiffs, Defendants, and Charter, who were all represented by counsel with extensive experience and expertise in stockholder litigation, reached an agreement-in-principle to settle Plaintiffs’ claims against Defendants in the Action, and memorialized their agreement by executing a mediation term sheet (the “Term Sheet”), subject to the execution of a customary “long form” settlement agreement and related papers;

30.In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in the Stipulation, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses;

31.On April 18, 2023, the Court entered the Scheduling Order in connection with the Settlement which, among other things, authorized this Notice to be provided to Current Charter Stockholders and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

32.In consideration of the full settlement, compromise, and release of the Released Plaintiffs’ Claims (defined in paragraph 35 below) against the Released Defendants’ Persons (defined in paragraph 35 below) and the dismissal with prejudice of the Action, Plaintiffs, Defendants, and Charter have agreed to the following:

(i)Monetary Consideration: No later than thirty calendar days prior to the date of the Settlement Fairness Hearing, Defendants shall cause the Settlement Amount ($87,500,000) to be paid into a segregated, U.S.-based interest-bearing escrow account (the “Account”), subject to refund if the Settlement is terminated or cancelled pursuant to the Stipulation. Within five business days of the Court’s entering an order approving the Settlement, the Settlement Fund, less any Court-awarded attorneys’ fees and expenses paid or payable to Plaintiffs’ counsel (including any Court-awarded incentive payments to Plaintiffs to be paid out of the fees and expenses awarded to Plaintiffs’ counsel), and/or any reserve to account for any potential future awards to Plaintiffs’ counsel or Plaintiffs, and less deductions for required taxes and tax expenses incurred by the Account, will be transferred to Charter, subject to refund if the Settlement is terminated or cancelled pursuant to this Stipulation.

(ii)The Director Defendants’ sole monetary obligation under the Settlement shall be to cause their insurers to make payment toward satisfaction of the Settlement Amount. For the avoidance of doubt, the Director Defendants shall in no circumstances be personally liable for the payment of any portion of the Settlement Amount. Broadband shall in no circumstances be liable for the payment of the portion of the Settlement Amount that the Director Defendants’ insurers have agreed to pay, and the Director Defendants’ insurers shall in no circumstances be liable for the payment of the portion of the Settlement Amount that Broadband has agreed to pay.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

33.Plaintiffs, through Plaintiffs’ Counsel, have conducted an extensive investigation and discovery relating to the claims and underlying events and transactions alleged in the Action. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation and discovery and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto. In negotiating and evaluating the terms of the Settlement, Plaintiffs and Plaintiffs’ Counsel considered the significant legal and factual defenses to Plaintiffs’ claims and the expense, length, and risk of pursuing their claims through trial and appeals. While Plaintiffs brought their claims in good faith and continue to believe that their claims have merit, Defendants vigorously argued that they had acted appropriately and are not subject to liability or damages. In light of the substantial monetary recovery achieved by the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Charter and its stockholders. The Settlement provides substantial immediate benefits to Charter without the risk that continued litigation could result in obtaining similar or lesser relief for Charter after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

34.Defendants, to avoid the burden, expense, disruption, and distraction of further litigation, and without admitting the validity of any allegations made by Plaintiffs in the Second Amended Complaint, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Plaintiffs in the Second Amended Complaint, including any and all allegations of wrongdoing, allegations of liability, and the existence of any damages asserted in the Second Amended Complaint or arising from the Action. Without limiting the generality of the foregoing, Defendants have denied, and continue to deny, that they have committed any breach of fiduciary duty or have violated any statutory duty whatsoever, and each Defendant expressly maintains that he or it has diligently and scrupulously complied with his or its statutory, fiduciary, and other legal duties and is entering into the Stipulation and the Settlement to eliminate the burden, expense, disruption, and distraction inherent in further litigation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

35.If the Settlement is approved, the Court will enter an Order and Final Judgment Approving Derivative Action Settlement (the “Judgment”). Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, the Action will be dismissed with prejudice and the following releases will occur:

Release of Claims by Plaintiffs: Plaintiffs, on their own behalf and derivatively on behalf of Charter, and any other person or entity who could assert any of the Released Plaintiffs’ Claims on their behalf, shall be deemed to have, and by operation of the Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting, any and all Released Plaintiffs’ Claims against the Released Defendants’ Persons.

“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses,

interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, that Plaintiffs (i) asserted in any complaint filed in the Action, including the Second Amended Complaint, or (ii) could have asserted, now could assert, or in the future could, can, or might assert derivatively on behalf of the Company, or could have asserted, now could assert, or in the future could, can, or might assert directly on their own behalf, in the Second Amended Complaint, in the Action, or in any other court, tribunal, proceeding, or forum, that arise out of or relate to the allegations, transactions, facts, matters, disclosures, or non-disclosures set forth in any complaint filed in the Action, including the Second Amended Complaint, including claims concerning the BHN contribution agreement, the BHN transactions, the BHN/Liberty stockholders agreement, the Liberty transactions, the Liberty contribution agreement, the Liberty investment agreement, the merger agreement, the mergers, the TWC transactions and the voting agreement (as those terms are defined in the Definitive Proxy Statement filed by Charter on August 20, 2015); provided, however, that the Released Plaintiffs’ Claims shall not include (i) any claims to enforce this Stipulation or the Settlement, (ii) direct claims, if any, of any stockholder of Charter (other than Plaintiffs’ direct claims, which are released); or (iii) claims, if any, that any party may have against any insurer with respect to obligations to fund the Settlement Amount or any portion thereof.

“Released Defendants’ Persons” means Defendants, Charter, and any and all of their past or present families, parents, subsidiaries, affiliates, predecessors, or successors, as well as any and all of their current or former officers, directors, executives, employees, associates, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, members of their immediate families, agents or other persons acting on their behalf, underwriters, insurers, reinsurers, attorneys, advisors, consultants, bankers, financial advisors, publicists, independent certified public accountants, auditors, accountants, successors, assigns, creditors, administrators, heirs, estates, or personal or legal representatives.

Release of Claims by Defendants and Charter: Upon the Effective Date of the Settlement, Defendants and Charter, and any other person or entity who could assert any of the Released Defendants’ Claims on their behalf, shall be deemed to have, and by operation of the Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting, any and all Released Defendants’ Claims against the Released Plaintiffs’ Persons.

“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, that arise out of or relate to in any way to the institution, prosecution, or settlement of the Action; provided, however, that the Released Defendants’ Claims shall not include (i) any claims to enforce this Stipulation or the Settlement; or (ii) any claim that any Party may have against any insurer with respect to obligations to fund the Settlement Amount or any portion thereof.

“Released Plaintiffs’ Persons” means Plaintiffs and Plaintiffs’ Counsel, and any and all of their past or present families, parents, subsidiaries, affiliates, predecessors, or successors, as well as any and all of their current or former officers, directors, executives, employees, associates, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, members of their immediate families, agents or other persons acting on their behalf, underwriters, insurers, reinsurers, attorneys, advisors, consultants, bankers, financial advisors, publicists, independent certified public accountants, auditors, accountants, successors, assigns, creditors, administrators, heirs, estates, or personal or legal representatives of any of the foregoing, as well as Charter as nominal defendant.

“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff does not know or suspect to exist in his or its favor at the time of the release of such claims and any Released Defendants’ Claims which any Defendant or Charter does not know or suspect to exist in his or its favor at the time of the release of such claims, which, if known by him or it, might have affected his or its decision(s) with respect to this Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, they shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement.

36.The “Effective Date” of the Settlement will be the first date upon which the following conditions of the Settlement have been met and occurred: (i) payment of the Settlement Amount into the Account in accordance with the Stipulation, as discussed in paragraph 32 above; (ii) Plaintiffs and Defendants have not exercised their options to terminate the Settlement; and (iii) the Court has entered the Judgment and the Judgment has become Final.

37.By Order of the Court, pending final determination of whether the Settlement should be approved, (i) all proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court; (ii) Plaintiffs and all other Charter stockholders are barred and enjoined from commencing, prosecuting, instituting, instigating, facilitating, asserting, maintaining, or in any way participating in the commencement or prosecution of any action asserting any

Released Plaintiffs’ Claims against any Released Defendants’ Persons; and (iii) Charter and Defendants are barred and enjoined from commencing, prosecuting, instituting, instigating, facilitating, asserting, maintaining, or in any way participating in the commencement or prosecution of any action asserting any Released Defendants’ Claims against any Released Plaintiffs’ Persons.

HOW WILL THE ATTORNEYS BE PAID?

38.Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in this Action, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses. Plaintiffs’ Counsel invested their own resources for pursuing the claims asserted on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through this litigation. In light of the risks undertaken in pursuing this litigation on a contingency basis and the benefits created for Charter and its stockholders through the Settlement and the prosecution of the claims asserted, Plaintiffs’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses to be paid from (and out of) the Settlement Amount. Plaintiffs’ Counsel’s fee and expense application will seek an award of attorneys’ fees and expenses in a total amount not to exceed a fee of one-third of the Settlement Amount, plus expenses not to exceed $2,250,000. Plaintiffs also intend to seek incentive awards in the amount of $50,000 for each Plaintiff. If the Court grants any incentive award(s), such award(s) shall be paid from any fee awarded to Plaintiffs’ Counsel.

39.The Court will determine the amount of any attorney fee and expense award to Plaintiffs’ Counsel (the “Fee and Expense Award”), including any incentive award to the Plaintiffs, which, if awarded, shall be paid from the fees awarded to Plaintiffs’ Counsel. Any Court-approved Fee and Expense Award will be paid from the Settlement Amount. Charter stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

40.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Fairness Hearing. The Settlement Fairness Hearing will be held before Vice Chancellor Sam Glasscock III on June 22, 2023, at 11:00 a.m., at the Court of Chancery of the State of Delaware, 34 The Circle, Georgetown, Delaware.

41.At the Settlement Fairness Hearing, the Court will, among other things: (i) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Charter; (ii) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Charter, and should be approved by the Court; (iii) determine whether the Judgment, substantially in the form attached as Exhibit C to the Stipulation, should be entered dismissing the Action with prejudice against Defendants and settling, releasing, and enjoining prosecution of any and all Released Plaintiffs’ Claims against the Released Defendants’ Persons and any and all Released Defendants’ Claims against the Released Plaintiffs’ Persons; (iv) determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses should be approved (including a request for an incentive award to Plaintiffs); and (v) consider any other matters that may properly be brought before the Court in connection with the Settlement. Charter stockholders do not need to attend the Settlement Fairness Hearing.

42.Please Note: The Court has reserved the right to adjourn the Settlement Fairness Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than by oral announcement at the Settlement Fairness Hearing or any adjournment thereof. The Court has further reserved the right to approve the Stipulation and the Settlement, at or after the Settlement Fairness Hearing, with such modifications as may be consented to by the Parties and without further notice to Charter stockholders. The Settlement Fairness Hearing may be converted to a hearing by Zoom or telephone, in which case information about how to attend the hearing remotely will be provided on the docket. You should monitor the Court’s docket and Plaintiffs’ Counsel’s websites, as indicated in paragraph 49 below, before making plans to attend the Settlement Fairness Hearing. You may also confirm the date and time of the Settlement Fairness Hearing by contacting Plaintiffs’ Counsel as indicated in paragraph 49 below.

43.Any Current Charter Stockholder who or which continues to own shares of Charter common stock as of June 22, 2023, the date of the Settlement

Fairness Hearing, may object to the Settlement, Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses, and/or an incentive award for Plaintiffs. Objections must be in writing and filed with the Register in Chancery at the address set forth below on or before June 7, 2023. Objections must also be served on counsel for Plaintiffs, Defendants, and Charter by hand, first class U.S. mail, or express service, at the addresses set forth below such that they are received on or before June 7, 2023.

Register in Chancery	Counsel for Plaintiffs	Counsel for Director Defendants
(except for John Malone and
Gregory Maffei)

Register in Chancery	Mark Lebovitch, Esq.	William Savitt, Esq.
Delaware Court of	Bernstein Litowitz Berger	Wachtell, Lipton,
Chancery	& Grossmann LLP	Rosen & Katz
Leonard L. Williams	1251 Avenue of the Americas	51 West 52nd Street
Justice Center	New York, NY 10020	New York, New York 10019
500 North King Street
Wilmington, DE 19	Jason M. Leviton, Esq.	Counsel for John Malone,
	Block & Leviton LLP	Gregory Maffei, and Broadband
260 Franklin Street, Suite 1860
	Boston, MA 02110	Richard B. Harper, Esq.
Baker Botts LLP
	Kurt M. Heyman, Esq.	30 Rockefeller Plaza
	Heyman Enerio Gattuso	New York, NY 10112-4498
& Hirzel LLP
	300 Delaware Avenue, Suite 200	Counsel for Charter
Wilmington, DE 19801
Lisa A. Schmidt, Esq.
Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801

44.Any objections, filings, and other submissions must: (i) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) be signed by the objector; (iii) state that the objection is being filed with respect to “Matthew Sciabacucchi, et al. v. Liberty Broadband Corporation, et al., C.A. No. 11418-VCG (Del. Ch.)”; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Fairness Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (v) include (i) documentation sufficient to prove that the objector owned shares of Charter common stock as of the close of trading on April 18, 2023, (ii) documentation sufficient to prove that the objector continues to hold shares of Charter common stock as of the date of filing of the objection, and (iii) a statement that the objector will continue to hold shares of Charter common stock as of the date of the Settlement Fairness Hearing. Documentation establishing ownership of Charter common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. The Parties are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of Charter common stock.

45.Current Charter Stockholders who or which continue to own shares of Charter common stock as of the date of the Settlement Fairness Hearing may file a written objection without having to appear at the Settlement Fairness Hearing. Unless the Court orders otherwise, however, such persons may not appear at the Settlement Fairness Hearing to present their objections unless they first filed and served a written objection in accordance with the procedures described above.

46.Persons who file and serve a timely written objection as described above and who wish to be heard orally at the Settlement Fairness Hearing in opposition to the approval of the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses, must also file a notice of appearance with the Register in Chancery and serve it on counsel for Plaintiffs, Defendants, and Charter at the addresses set forth in paragraph 43 above so that it is received on or before June 7, 2023. Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

47.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiffs, Defendants, and Charter at the addresses set forth in paragraph 43 above so that the notice is received on or before June 7, 2023.

48.Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner set forth above will: (i) be deemed to have waived and forfeited his, her, or its right to object, including on any appeal, to any aspect of the proposed Settlement, Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses, or an incentive award for Plaintiffs; (ii) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the attorneys’ fees, expenses, or incentive awards; and (iii) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, including on any appeal, with respect to any matters concerning the Settlement or the requested or awarded attorneys’ fees, expenses, or incentive awards.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

49.This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the terms of the Settlement. For a more detailed statement of the matters involved in the Action, you may view a copy of the Stipulation in the “Investors” section of Charter’s website, https://ir.charter.com/. You may also inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business day. Copies of key case filings, including the Stipulation, Scheduling Order, the Second Amended Complaint, and the public versions of the parties’ pre-trial briefs are also available on Plaintiffs’ Counsels’ respective websites: http://blockleviton.com; http://blbglaw.com; https://hegh.law/. Upon written request, Plaintiffs’ Counsel will provide stockholders with a copy of the public version of any other filing in the action. If you have questions regarding the Action or the Settlement, you may write, call, or email Plaintiffs’ Counsel: Mark Lebovitch, Esq., Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas,

New York, NY 10020, (800) 380-8496, settlements@blbglaw.com; Jason M. Leviton, Esq., Block & Leviton LLP, 260 Franklin Street, Suite 1860, Boston, MA 02110, (617) 398-5600, jason@blockleviton.com; or Kurt M. Heyman, Esq., Heyman Enerio Gattuso & Hirzel LLP, 300 Delaware Avenue, Suite 200, Wilmington, DE 19801, (302) 472-7300, kheyman@hegh.law.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: April 18, 2023

BY ORDER OF THE COURT

19